EXHIBIT 99.1


                               [GRAPHIC OMITTED]
                                   WARRANTECH
                             Protecting Your Future


For Immediate Release
---------------------

Contacts:    Rick Gavino                        Virginia Stuart
             Chief Financial Officer            VP-Investor Relations
             Warrantech Corporation             Michael A. Burns & Associates
             817-785-1366                       214-521-8596
             richard_gavino@warrantech.com      vstuart@mbapr.com


              WARRANTECH CORPORATION ANNOUNCES SHAREHOLDER APPROVAL
         OF MERGER WITH AFFILIATE OF H.I.G. CAPITAL PARTNERS III, L.P.

BEDFORD, Texas - January 3, 2007 - Warrantech Corporation (OTCBB:WTEC), a leading independent provider of service contracts and after-market warranties, announced that earlier today, at a special meeting of stockholders of Warrantech at the offices of Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, NY, Warrantech's stockholders approved the merger between Warrantech and an affiliate of H.I.G. Capital Partners III, L.P.

Warrantech expects the merger to close in January 2007. The merger is subject to the signing of a definitive agreement with a carrier to replace the existing automobile insurance coverage with Great American Insurance Company. The replacement carrier has given Warrantech a letter of intent for such coverage and the carrier is preparing a definitive agreement for execution. Although not a condition to the merger, the buyer has requested additional time to work on obtaining acquisition financing prior to effecting the merger. If the merger closes, Warrantech's common stockholders will receive $0.75 in cash for each share of common stock they own. As soon as practicable after the close of the merger, the paying agent will mail to Warrantech stockholders of record transmittal instructions for submitting share certificates to the paying agent for payment.

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ABOUT WARRANTECH CORPORATION
Warrantech Corporation administers and markets service contracts and after-market warranties on automobiles, automotive components, recreational vehicles, appliances, consumer electronics, homes, computers and computer peripherals for retailers, distributors and manufacturers. The Company continues to expand its domestic and global reach, and now provides its services in the United States, Canada, Puerto Rico and Latin America. For additional information on Warrantech, go to www.warrantech.com.

FORWARD-LOOKING STATEMENTS
This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Warrantech. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) the condition to the closing of the transaction may not be satisfied; (2) Warrantech may be unable to achieve cost-cutting goals or it may take longer than expected to achieve those goals; (3) the transaction may involve unexpected costs or unexpected liabilities; (4) the credit ratings of Warrantech or its subsidiaries may be different from what the parties expect; (5) the businesses of Warrantech may suffer as a result of uncertainty surrounding the transaction; (6) the industry may be subject to future regulatory or legislative actions that could adversely affect Warrantech; and (7) Warrantech may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Warrantech are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at www.warrantech.com. Warrantech undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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